UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549
                                     ------



                                    FORM 8-K

                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)

                     of the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)     May 5, 1999

Commission File Number      000-28876


                            CHEM INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


             Delaware                                         13-3035216
  (State or other jurisdiction of                          (I.R.S. Employer
  incorporation or organization)                          Identification No.)

         201 Route 22
      Hillside, New Jersey                                        07205
(Address of principal executive offices)                        (Zip code)


Registrant's telephone number, including area code:          (973) 926-0816







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CHEM INTERNATIONAL, INC.

ITEM 4: CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT


1. Effective May 5, 1999, Chem International, Inc. ("Chem") dismissed its prior certifying accountants, Moore Stephens, P.C. ("Moore") and retained as its new certifying accountants, Amper, Politziner & Mattia P.A. Moore's report on Chem's financial statements during the two most recent fiscal years and all subsequent interim periods preceding the date hereof contained no adverse opinion or a disclaimer of opinions, and was not qualified as to uncertainty, audit scope or accounting principles. The decision to change was approved by Chem's Board of Directors.

     During the last two fiscal years and the subsequent interim periods to the date hereof, there were no disagreements between Chem and Moore on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Moore, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

     None of the Areportable events@ described in Item 304(a)(l)(ii) occurred with respect to Chem within the last two fiscal years and the subsequent interim period to the date hereof.

2. Effective May 5, 1999, Chem engaged Amper, Politziner & Mattia P.A. as its principal accountants. During the last two fiscal years and the subsequent interim period to the date hereof, Chem did not consult Amper, Politziner & Mattia P.A. regarding any of the matters or events set forth in item 304(a)(2)(i) and (ii) of Regulation S-K.

3. Chem has requested Moore to furnish it with a letter addressed to the Securities and Exchange Commission stating whether Moore agrees with the statements contained in the first paragraph above. A copy of the letter from Moore to the Securities and Exchange Commission is filed as Exhibit 1 hereto.

ITEM 7: Financial Statements and Exhibits

     Exhibit 16.1 Letter from Moore Stephens, P.C. to the Securities and Exchange Commission dated May 7, 1999.


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         CHEM INTERNATIONAL, INC.


Date: May 10, 1999                       By:/s/   E. Gerald Kay
                                         ---------------------------------------
                                           E. Gerald Kay,
                                           President and Chief Executive Officer